Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-249899 and No. 333-259999) on Form S-8 of our report dated April 28, 2022, with respect to the consolidated financial statements of BlueCity Holdings Limited.

/s/ KPMG Huazhen LLP

Beijing, China

April 28, 2022